As filed with the Securities and Exchange Commission on May 29, 2007
Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Statoil ASA
(Exact name of Registrant as specified in its charter)

Kingdom of Norway
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

Forusbeen 50, N-4035
Stavanger, Norway
Tel. No.: 011-47-5199-0000
(Address and telephone number of Registrant’s principal executive offices)
Statoil North America, Inc.
1055 Washington Boulevard
7th Floor
Stamford, Connecticut 06901, U.S.A.
(203) 978-6900
(Name, address and telephone number of agent for service)

Please send copies of all communications to:
Kathryn A. Campbell, Esq.
Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN
England
Tel. No.: 011-44-20-7959-8900
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered / Proposed Maximum Aggregate Offering Price per Unit / Proposed Maximum
Title of Each Class of Securities to be Registered	Aggregate Offering Price / Amount of Registration Fee
Ordinary Shares, nominal value NOK 2.50 each(3)	(1)(2)
Debt Securities

(1)	This registration statement covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)	The ordinary shares may be represented by American Depositary Shares, each of which represents one ordinary share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of ordinary shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-13508), as amended.

STATOIL ASA
Debt Securities
Ordinary Shares
In the form of ordinary shares or American depositary shares
     Statoil ASA may use this prospectus to offer from time to time debt securities or ordinary shares, directly or in the form of American Depositary Shares. Statoil’s ordinary shares are admitted to trading on the Oslo Stock Exchange under the symbol “STL”. Statoil’s American Depositary Shares, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “STO”. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.
     We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters will be stated in any accompanying prospectus supplement.
     Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 29, 2007.

          Unless the context otherwise requires, references in this prospectus to “Statoil”, “we”, “our”, “ours” and “us” are references to Statoil ASA and its consolidated subsidiaries. The debt securities and ordinary shares, including ordinary shares in the form of ADSs that may be offered using this prospectus, are referred to collectively as the securities.

RISK FACTORS
          Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Risks Relating to Our Business
          You should read “Risk Factors” in Statoil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.
Risks Relating to the Debt Securities
     Because the debt securities are unsecured, your right to receive payments may be adversely affected.
          The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of December 31, 2006, we had NOK 3,667 million aggregate principal amount of secured indebtedness outstanding. If we default on the debt securities, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before we could make payment on the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.
Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.
          The debt securities are governed by documents called indentures, which are described later under “Description of Debt Securities”. We may issue as many distinct series of debt securities under the indentures as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.
Should we default on our debt securities, your right to receive payments on the debt securities may be adversely affected by Norwegian insolvency laws.
          We have our registered office in the Kingdom of Norway, and consequently it is likely that any insolvency proceedings applicable to us would be governed by Norwegian law. If a Norwegian company is unable, or likely to be unable, to pay its debts, an examiner may be appointed to facilitate the survival of the company and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed, a protection period will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor of the Norwegian company is prohibited. In addition, the Norwegian company would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner.
          In the event of our insolvency, the claims of certain preferential creditors (including the Norwegian tax authority for certain unpaid taxes) will rank in priority to claims of unsecured creditors.
          If Statoil ASA becomes subject to an insolvency proceeding and has obligations to creditors that are treated under Norwegian law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceeding.
Since we are a Norwegian company and a substantial portion of our assets and key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against us or our key personnel both in and outside the United States.
          We are organized under the laws of the Kingdom of Norway. Many of our assets are located outside the United States. In addition, all of the members of our board of directors and officers are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. We understand that judgments of U.S. courts are not enforceable in Norway. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against us or our non-U.S. resident directors and officers both in and outside the United States.
     The debt securities lack a developed trading market, and such a market may never develop.
          We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of our debt securities even if we list the debt securities on a securities exchange.
          There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.
          Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.
Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency.
          If you intend to invest in non-U.S. dollar debt securities — e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.
          The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.
     An investment in non-U.S. dollar debt securities involves currency-related risks.
          An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United

States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.
     Changes in currency exchange rates can be volatile and unpredictable.
          Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.
Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.
          Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.
          Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.
Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.
          Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

     We will not adjust non-U.S. debt dollar securities to compensate for changes in currency exchange rates.
          Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.
     In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.
          Our debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.
          In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
     Information about exchange rates may not be indicative of future exchange rates.
          If we issue non-U.S. dollar securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.
     Determinations made by the exchange rate agent.
          All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.
Risks Relating to Indexed Debt Securities
          We use the term “indexed debt securities” to mean any of the debt securities described in this prospectus whose value is linked to an underlying property or index. Indexed debt securities may present a high level of risk, and investors in some indexed debt securities may lose their entire investment. In addition, the treatment of indexed debt securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed debt security. Thus, if you propose to invest in indexed debt securities, you should independently evaluate the federal income tax consequences of purchasing an indexed debt security that apply in your particular circumstances. You should also read “United States Taxation of Debt Securities” for a discussion of U.S. tax matters.
     Investors in indexed debt securities could lose their investment.
          The amount of principal and/or interest payable on a series of indexed debt securities will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”.

The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security. The terms of a particular series of indexed debt securities may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase indexed debt securities, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.
The issuer of a security or currency that serves as an index could take actions that may adversely affect an indexed debt security.
          The issuer of a security that serves as an index or part of an index for a series of indexed debt securities will have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.
          If the index for a series of indexed debt securities includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. That government may take actions that could adversely affect the value of the security. See “Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency -Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in Non-U.S. Dollar Debt Securities” above for more information about these kinds of government actions.
An indexed debt security may be linked to a volatile index, which could hurt your investment.
          Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on a series of indexed debt securities may vary substantially from time to time. Because the amounts payable with respect to indexed debt securities are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed debt security may be adversely affected by a fluctuation in the level of the relevant index.
          The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of indexed debt securities.
An index to which a debt security is linked could be changed or become unavailable.
          Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed debt security that is linked to the index. The indices for our indexed debt securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.
          A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed debt security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the debt security, or the rate of return on it, may be lower than it otherwise would be.

     Some indexed debt securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with indexed debt securities of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed debt securities or the rates of return on them.
     We may engage in hedging activities that could adversely affect an indexed debt security.
          In order to hedge an exposure on a particular series of indexed debt securities, we may, directly or through our affiliates, enter into transactions involving the debt securities, commodities or currencies or other instruments or measures that underlie the index for that debt security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of a series of indexed debt securities. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed debt securities may decline.
     Information about indices may not be indicative of future performance.
          If we issue a series of indexed debt securities, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.
Risks Relating to the Ordinary Shares and ADSs
Statoil’s shares and American Depositary Shares may experience volatility which will negatively affect your investment.
          In recent years, most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Statoil’s shares and American Depositary Shares, or ADSs, each representing one ordinary share, even if our operating results meet the expectations of the investment community. In addition,
•	announcements by us or our competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending,

•	changes in financial estimates or investment recommendations by securities analysts,

•	changes in market valuations of other oil companies,

•	adverse economic performance or recession in the United States or Europe, or

•	disruptions in trading on major stock markets,
could cause the market price of Statoil’s shares and ADSs to fluctuate significantly.
Cautionary Statement Concerning Forward-Looking Statements
          This prospectus, including documents that are filed with the SEC and incorporated by reference herein, and the related prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations and business of Statoil and certain of our plans and objectives with respect to these items.

These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes, but not always, identified by such phrases as “will”, “expects”, “is expected to”, “should”, “may”, “is likely to”, “intends” and “believes”. These forward-looking statements reflect current views with respect to future events and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including levels of industry product supply, demand and pricing; currency exchange rates; political and economic policies of the Kingdom of Norway and other oil-producing countries; general economic conditions; political stability and economic growth in relevant areas of the world; global political events and actions, including war, terrorism and sanctions; the timing of bringing new fields on stream; material differences from reserves estimates; inability to find and develop reserves; adverse changes in tax regimes; development and use of new technology; geological or technical difficulties; the actions of competitors; the actions of field partners; the actions of governments; relevant governmental approvals; industrial actions by workers; prolonged adverse weather conditions; natural disasters and other changes to business conditions. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in our expectations or any changes in events, conditions or circumstances on which any such statement is based. Additional information, including information on factors which may affect Statoil’s business, is contained in Statoil’s Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission, which can be found on Statoil’s web site at www.statoil.com.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
          Statoil files annual, quarterly and special reports and other information with the SEC. You may read and copy any document that Statoil files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents filed with the SEC on or after September 10, 2002 are available on the website maintained by the SEC (www.sec.gov).
          Statoil’s ADSs are listed on the New York Stock Exchange. Statoil’s ordinary shares are admitted to trading on the Oslo Stock Exchange. You can consult reports and other information about Statoil that we filed pursuant to the rules of the New York Stock Exchange and the Oslo Stock Exchange at such exchanges.
          We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Statoil, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
          The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents below filed with the SEC by Statoil ASA. We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:
•	Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006;

•	Report on Form 6-K describing recent developments in our business and containing a table showing our capitalisation and indebtedness as at December 31, 2006, dated May 29, 2007;

•	Report on Form 6-K containing the carve-out combined financial statements of the oil and gas business of Norsk Hydro, filed on May 29, 2007 (the “Pro Forma Financials 6-K”);

•	Report on Form 6-K containing the computation of the ratio of earnings to fixed charges for Statoil for each of the five years during the period ended December 31, 2006 and the pro forma earnings and fixed charges for Statoil and the oil and gas business of Norsk Hydro for the year ended December 31, 2006;

•	our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus; and

•	Registration Statement on Form 8-A containing a description of Statoil’s ordinary shares and American Depositary Shares, filed on June 12, 2001, and any amendment or report filed for the purpose of updating such description.
          Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

          You may request a copy of these filings, at no cost, by writing or telephoning Statoil at the following address:
Statoil ASA
Forusbeen 50, N-4035
Stavanger, Norway
Tel. No.: 011-47-5199-0000
          You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
PRESENTATION OF FINANCIAL INFORMATION
          Statoil’s Annual Report on Form 20-F/A incorporated by reference in this prospectus contains a summary description of our business and audited consolidated financial statements with a report by our independent auditors. The financial statements for the fiscal year ended December 31, 2006 were prepared in accordance with generally accepted accounting principles applicable in the United States. We refer to these accounting principles as U.S. GAAP later in this prospectus.
          The carve-out combined financial statements of the oil and gas business of Norsk Hydro ASA and the merged company unaudited pro forma financial information contained in the Pro Forma Financials 6-K and incorporated by reference in this prospectus were also prepared in accordance with U.S. GAAP.
          With effect from January 1, 2007, our consolidated annual and interim financial statements will be prepared in accordance with International Financial Reporting Standards, which we refer to as IFRS. IFRS differs in certain significant respects from U.S. GAAP. Our Annual Reports on Form 20-F starting with our Annual Report for the fiscal year ending December 31, 2007 will present the effects of the differences on our audited consolidated financial statements between IFRS and U.S. GAAP.
ENFORCEABILITY OF CIVIL LIABILITIES
          Statoil is a public limited company incorporated under the laws of the Kingdom of Norway. All of its directors and senior management, and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of its assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon Statoil, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Statoil. Furthermore, judgments of U.S. courts are not enforceable in Norway. We may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to a Norwegian court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in Norway. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Kingdom of Norway.
STATOIL ASA
          Statoil ASA is a public limited company incorporated under the laws of the Kingdom of Norway with its registered office at Forusbeen 50, N-4035 Stavanger, Norway. Our telephone number is +47 51 99 00 00. Our registration number in the Norwegian Register of Business Enterprises is 923 609 016. Statoil ASA was incorporated on September 18, 1972 under the name Den norske stats oljeselskap a.s. At an extraordinary general meeting held on February 27, 2001, it was resolved to change our company name to Statoil ASA and convert into a public listed company, or ASA.

          Statoil ASA is 70.9 percent owned by the Norwegian state. Its corporate object is, either by itself or together with other companies, to carry out exploration, production, transportation, refining and marketing of petroleum and petroleum-derived products as well as other business.
          Statoil is an integrated, major international oil and gas company. Statoil’s operations commenced in 1972 with a primary focus on the exploration, development and production of oil and natural gas from the Norwegian Continental Shelf (“NCS”). Since then it has grown both domestically and internationally and is the leading producer of crude oil and gas on the technologically demanding NCS and is well positioned internationally. Including sales that it makes on behalf of the Norwegian state, Statoil is one of the largest net sellers of crude oil worldwide and the largest supplier of natural gas from the NCS to the growing Western European gas market. It is the largest corporate owner in the world’s largest offshore pipeline network and one of the market leaders in the retail gasoline business in Scandinavia.
          You can find a more detailed description of Statoil’s business and recent transactions in Statoil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006, which is incorporated by reference in this prospectus.
USE OF PROCEEDS
          Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include working capital, the repayment of existing debt (including debt incurred in connection with acquisitions) or the financing of acquisitions.

DESCRIPTION OF DEBT SECURITIES
          This prospectus relates to debt securities issued by us. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures. The indenture relating to debt securities issued by Statoil is a contract that will be entered into between us and Deutsche Bank Trust Company Americas, as trustee.
          As you read this section, please remember that the specific terms of a series of debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
          The trustee has two main roles:
•	First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.
          The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. The indenture is an exhibit to our registration statement. See “Where You Can Find More Information About Us” for information on how to obtain a copy.
          This section summarizes the material provisions of the indenture and the debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
          We may issue as many distinct series of debt securities under the indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.
Amounts That We May Issue
          The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.
          The indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity
          The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.
          The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
          We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an instalment of interest is scheduled to become due as the “stated maturity” of that instalment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Currency of Debt Securities
          Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “— Additional Mechanics — Payment and Paying Agents”. See “Risk Factors — Risks Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.
Form of Debt Securities
          We will issue debt securities in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities above under “Legal Ownership”.
          In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.
Types of Debt Securities
          We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.
Fixed Rate Debt Securities
          A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

          Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under "— Additional Mechanics — Payment and Paying Agents”.
Variable Rate Debt Securities
          A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.
          Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Additional Mechanics — Payment and Paying Agents”.
          Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.
          For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
          Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
          All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or .0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
          In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.
Indexed Debt Securities
          A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:
•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.
          If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.
          A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder’s option.
          If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors — Risks Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.
Original Issue Discount Debt Securities
          A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. (Section 101). A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation of Debt Securities — United States Holders — Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement
          In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.
          The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•	the title of the series of debt securities;

•	the issue price;

•	the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which we will list the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	whether the series of debt securities are fixed rate debt securities, variable rate debt securities or indexed debt securities;

•	if the series of debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the series of debt securities are variable rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if the series of debt securities are indexed debt securities, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt securities will be exchangeable for or payable in cash, securities or other property;

•	if the series of debt securities are also original issue discount debt securities, the yield to maturity;

•	the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by us and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•	any index or other formula used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•	the applicability of the provisions described later under “Defeasance and Discharge”;

•	if we may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

•	if the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership — Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether additional amounts will be payable as described later under “Special Situations — Payment of Additional Amounts” and, if applicable, a related right to an optional tax redemption for such a series;

•	the forms of the securities of the series;

•	any changes in the covenants and the events of default described later under “Events of Default”;

•	whether the securities of the series are defeasible in whole or in part and how we will have to demonstrate our election to defease if it is otherwise than by a resolution of our board;

•	any special U.S. federal income tax considerations relating to the series of debt securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the series of debt securities that are not inconsistent with the provisions of the indenture.
          Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons. If we issue debt securities in bearer form, the special restrictions and considerations, including offering restrictions and U.S. tax considerations, relating to bearer debt securities will be described in the prospectus supplement.

Legal Ownership
     Street Name and Other Indirect Holders
          We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.
     Direct Holders
          Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.
     Global Securities
     What is a Global Security?
          A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
          We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.
     Special Investor Considerations for Global Securities
          As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

          If you are an investor in securities that are issued only in the form of global securities, you should be aware that:
•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•	You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “— Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.
     Special Situations When the Global Security Will Be Terminated
          In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.
          The special situations for termination of a global security are:
•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities — Default and Related Matters — Events of Default”.
          The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 204 and 305).

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.

Redemption and Repayment
          Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, we will not be entitled to redeem a series of debt securities before their stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt securities from you before their stated maturity unless the prospectus supplement specifies one or more repayment dates.
          If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt securities. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
          If the prospectus supplement specifies a redemption commencement date, your debt securities will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt securities, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt securities are being redeemed.
          If the prospectus supplement specifies a repayment date, the debt securities will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
          If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.
          If the debt securities represented by a global debt security are subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Overview of Remainder of this Description
          The remainder of this description summarizes:
•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

•	Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if we want to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding requirements in the Kingdom of Norway.

•	Your rights if we default or experience other financial difficulties.

•	Our relationship with the trustee.

Additional Mechanics
     Form, Exchange and Transfer
          You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305). This is called an exchange.
          You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305).
          You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.
          If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002).
          If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305).
     Payment and Paying Agents
          We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307).
          Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.
          We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
          We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002).

          We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of our debt securities even if we list the debt securities on a securities exchange.
     Payments Due in Other Currencies.
          We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.
          Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.
          If the prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
          If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.
          The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.
          If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
          All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
     Notices
          We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106).
          Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1004).
Special Situations
     Mergers and Similar Events
          We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell or lease our assets, the other firm must assume our obligations on the debt securities. The other firm’s assumption of these obligations must include the obligation to pay the additional amounts described later under “Payment of Additional Amounts”; and

•	The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801).
     Modification and Waiver
          There are three types of changes we can make to the indenture and the debt securities.
          Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	change any of our obligations to pay additional amounts described later under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.
          Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513).
          Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901).

          Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

•	Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance and Discharge”. (Section 101).

•	We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
     Optional Tax Redemption
          We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.
          The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties, either:
•	we would be required to pay additional amounts as described later under “Payment of Additional Amounts”; or

•	we or any of our subsidiaries would have to deduct or withhold tax on any payment to us to enable us to make a payment of principal or interest on a debt security.
          This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If we are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

          We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
          The second situation is where, following a merger, consolidation, sale or lease of our assets to a person that assumes our obligations on the debt securities, that person is required to pay additional amounts as described later under “Payment of Additional Amounts”.
          We, or the other person, would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation.
          We, or that person, as applicable, shall deliver to the applicable trustee an officer’s certificate to the effect that the circumstances required for redemption exist. (Section 1108).
Payment of Additional Amounts
          The government of any jurisdiction where we are incorporated may require us to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, we may be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.
          We will not have to pay additional amounts under any of the following circumstances:
•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or receiving principal or interest in respect thereof. These connections include where the holder or related party:
•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.
•	The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our following requests:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner, or

•	to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•	The withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.
          These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which our successor is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Section 1008).
          Payments made by us to the holder of debt securities who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest, are not subject to any tax imposed by the Kingdom of Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment, or operation that may be subject to tax imposed by the Kingdom of Norway or any political subdivision thereof or therein. In the event that any withholding is subsequently imposed with respect to any such payment as described in “Description of the Debt Securities”, we will (subject to certain exceptions and limitations) pay such additional amounts under the debt securities as will result (after deduction of said withholding tax) in the payment of the amounts which would otherwise have been payable in respect of such debt securities had there been no such withholding tax. For more information, see “Taxation — Norwegian Taxation of Debt Securities”.
Restrictive Covenants
          The indenture does not contain any covenants restricting our ability to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.
Defeasance and Discharge
     Full Defeasance
          The following discussion of full defeasance and discharge and covenant defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 1301).

          We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:
•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

•	If the debt securities are listed on a securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.
          However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:
•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust. (Section 1302).
     Covenant Defeasance
          We can be legally released from compliance with certain covenants, including those described under “Restrictive Covenants” and any that may be described in the applicable prospectus supplement and including the related Events of Default if, in addition to other actions, we take all the steps described above under “Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service. (Section 1303).
          If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304).
Default and Related Matters
     Ranking
          The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.
     Events of Default
          You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

          What Is an Event of Default? The term event of default means any of the following:
•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not deposit any sinking fund payment on its due date or within any applicable grace period.

•	We remain in breach of any covenant or any other term of the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25 percent of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to securities of that series. (Section 501).
          Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502).
          Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. The trustee may decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would involve the trustee in personal liability. (Section 512).
          Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507).
          However, you are entitled at any time to bring a lawsuit for the payment of money due on your Security on or after its due date. (Section 508).

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

          We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005).
Regarding the Trustee
           Deutsche Bank Trust Company Americas will act as the trustee under the indenture. We and some of our subsidiaries maintain ordinary banking relations with the trustee and affiliates of the trustee in the ordinary course of business.
          If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.
DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
          For a description of Statoil’s ordinary shares and American Depositary Shares, see Statoil’s Form 8-A, filed June 12, 2001, which is incorporated by reference in this prospectus, or descriptions in subsequent filings incorporated by reference in this prospectus.
CLEARANCE AND SETTLEMENT
          Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V. or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
          Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
          Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.
          Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.
          The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
          Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream Luxembourg’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
          We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
          DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
          The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
     DTC
          DTC has advised us as follows:
•	DTC is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.
     Clearstream, Luxembourg
          Clearstream, Luxembourg has advised us as follows:
•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
     Euroclear
          Euroclear has advised us as follows:
•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.
     Other Clearing Systems
          We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
          The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

          Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
          We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
     Clearance and Settlement Procedures — DTC
          DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.
          Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
     Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg
          We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.
          Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
     Trading Between DTC Participants
          Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.
          If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside the DTC system must be made between the DTC participants involved.
     Trading Between Euroclear and/or Clearstream, Luxembourg Participants
          We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.
     Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
          A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

          The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.
          Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.
          As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
          Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
          You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
          In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.
TAXATION
United States Taxation
          This section describes the material United States federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the issuer. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	in the case of debt securities, a bank,

•	in the case of shares or ADSs, a person that actually or constructively owns 10 percent or more of the voting stock of Statoil,

•	a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

•	a person liable for alternative minimum tax, or

•	a United States holder (as defined below) whose functional currency is not the U.S. dollar.
          This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.
          You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:
•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
          You are a United States alien holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:
•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

          If a partnership holds the offered securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the offered securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the offered securities.
You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.
United States Taxation of Debt Securities
          This discussion describes the principal United States federal income tax consequences of owning the debt securities described in this prospectus.

          This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue and any other debt securities with special United States federal income tax consequences will be discussed in the applicable prospectus supplement. This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.
     United States Holders
          If you are not a United States holder, this section does not apply to you, and you should see the sections entitled “United States Alien Holders” below for information that may apply to you.
          Payments of Interest. Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest”, each as defined later under “Original Issue Discount — General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than U.S. dollars as foreign currency throughout this section.
          Interest paid on, and original issue discount (as described later under “Original Issue Discount”), if any, accrued with respect to the debt securities that are issued by us constitutes income from sources outside the United States, and subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest paid in taxable years beginning before January 1, 2007 will generally be “passive” or “financial services” income, while interest paid in taxable years beginning after December 31, 2006 will generally be “passive” or “general” income, which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a United States holder.
          Cash Basis Taxpayers. If you are a taxpayer that uses the “cash receipts and disbursements” method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.
          Accrual Basis Taxpayers. If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).
          If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.
          When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.
          Original Issue Discount. General. If you own a debt security, other than a debt security with a term of one year or less, referred to as a “short-term debt security”, it will be treated as issued at an original issue discount, referred to as a “discount debt security”, if the amount by which the debt security’s “stated redemption price at maturity” exceeds its “issue price” is more than a “de minimis amount”. All three terms are defined below. Generally, a debt security’s “issue price” will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s “stated redemption price at maturity” is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. Generally, an interest payment on a debt security is “qualified stated interest” if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. There are special rules for “variable rate debt securities” that we discuss below under “Variable Rate Debt Securities”.
          In general, your debt security is not a discount debt security if the amount by which its “stated redemption price at maturity” exceeds its “issue price” is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the “de minimis amount”. Your debt security will have “de minimis original issue discount” if the amount of the excess is less than the de minimis amount. If your debt security has “de minimis original issue discount”, you must include it in income as stated principal payments are made on the debt security, unless you make the election described below under “Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:
•	the amount of the principal payment made
          divided by:
•	the stated principal amount of the debt security.
          Inclusion of Original Issue Discount in Income. Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, with respect to your discount debt security in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you own your discount debt security, referred to as “accrued OID”. You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount debt security must occur on either the first or final day of an accrual period.
          You can determine the amount of OID allocable to an accrual period by:
•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

          You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:
•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.
          If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.
          The amount of OID allocable to the final accrual period is equal to the difference between:
•	the amount payable at the maturity of your debt security (other than any payment of qualified stated interest); and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.
          Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price (as determined above under “Inclusion of Original Issue Discount in Income”), the excess is “acquisition premium”. If you do not make the election described below under “Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by an amount equal to:
•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of your debt security divided by:
•	the excess of the sum of all amounts payable (other than qualified stated interest) on your debt security after the purchase date over your debt security’s adjusted issue price.
          Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:
•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

          If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.
          Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:
•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.
          If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund or certain options discussed below), you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.
          Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:
•	in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.
          If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.
          If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a “change in circumstances”, then, except to the extent that a portion of your debt security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must re-determine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.
          Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under the heading “Inclusion of Original Issue Discount in Income”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “Debt Securities Purchased at a Premium”) or acquisition premium.
          If you make this election for your debt security, then, when you apply the constant-yield method:

•	the “issue price” of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.
          Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you own as of the beginning of the taxable year in which you acquire the debt security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or thereafter acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.
          Variable Rate Debt Securities. Your debt security will be a “variable rate debt security” if:
•	your debt security’s “issue price” does not exceed the total non-contingent principal payments by more than the lesser of:
•	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total non-contingent principal payments; and
•	your debt security provides for stated interest (compounded or paid at least annually) only at:
•	one or more “qualified floating rates”;

•	a single fixed rate and one or more qualified floating rates;

•	a single “objective rate”; or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.
          Your debt security will have a variable rate that is a “qualified floating rate” if:
•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:
•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and
•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

          If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
          Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.
          Your debt security will have a variable rate that is a single “objective rate” if:
•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
          Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.
          An objective rate as described above is a “qualified inverse floating rate” if:
•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.
          Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:
•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.
          In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or for one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

          If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:
•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.
          When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.
          If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
          Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.
          When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.
          Foreign Currency Discount Debt Securities. You must determine OID for any accrual period on your discount debt security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

          Debt Securities Purchased at a Premium. If you purchase your debt security for an amount in excess of all amounts payable on the debt security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as “amortizable bond premium”. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable, based on your debt security’s yield to maturity, to that year. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Election to Treat All Interest as Original Issue Discount”.
          Market Discount. You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a “market discount debt security” if:
•	you purchase your debt security for less than its issue price (as determined above under “— General”); and

•	your debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s “revised issue price”, exceeds the price you paid for your debt security by at least 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity.
          To determine the “revised issue price” of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its “issue price”.
          If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its “revised issue price”, does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes “de minimis market discount”, and the rules that we discuss below are not applicable to you.
          If you recognize gain on the maturity or disposition of your market discount debt security, you must treat it as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the debt security with respect to which it is made and you may not revoke it.
          If you own a market discount debt security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.
          Purchase, Sale and Retirement of the Debt Securities. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and then

•	subtracting the amount of any payments on your debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your debt security.
          If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer, if you so elect), and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.
          You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:
•	the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

•	the date of disposition, if you are an accrual basis taxpayer; or

•	the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.
          You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:
•	attributable to changes in exchange rates as described in the next paragraph;

•	described above under “Original Issue Discount — Short-Term Debt Securities” or “Market Discount”;

•	attributable to accrued but unpaid interest; or

•	the rules governing contingent payment obligations apply.
          Capital gain of a non-corporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15 percent where the holder has a holding period greater than one year.
          You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.
          Exchange of Amounts in Currencies Other Than U.S. Dollars. If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss from sources within the United States.

          Indexed Debt Securities. The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.
          United States Alien Holders. This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by us.
          Under United States federal income and estate tax law, and, subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security, interest on a debt security paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:
•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both
•	have an office or other fixed place of business in the United States to which the interest is attributable, and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States.
          Purchase, Sale, Retirement and Other Disposition of the Debt Securities. If you are a United States alien holder of a debt security, you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:
•	the gain is effectively connected with your conduct of a trade or business in the United States, or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.
          For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.
     Treasury Regulations Requiring Disclosure of Reportable Transactions
          Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.
     Backup Withholding and Information Reporting
          This section describes the backup withholding and information reporting relating to holders of debt securities.

          United States Holders. In general, if you are a non-corporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, the proceeds of the sale of your debt security before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.
          United States Alien Holders. In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:
•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:
•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with United States Treasury regulations, or
•	you otherwise establish an exemption.
          If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.
          In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.
          In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:
•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50 percent or more of whose gross income is “effectively connected” with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons”, as defined in United States Treasury regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.
United States Taxation of Shares and ADSs
          This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADSs. Exchanges of ordinary shares for ADRs, and ADRs for ordinary shares, generally will not be subject to United States federal income tax.
     Dividends
          United States Holders. Under the United States federal income tax laws, if you are a United States holder, the gross amount of any dividend paid by Statoil out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a non-corporate United States holder, dividends paid to you in taxable years beginning before January 1, 2011 will be taxable to you at a maximum tax rate of 15 percent, provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet certain other holding period requirements. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income.
          You must include any Norwegian tax withheld from the dividend payment even though you do not in fact receive it. The dividend is taxable to you when you, in the case of shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the Norwegian kroner payments made, determined at the spot kroner/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars or other property will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain.
          Subject to certain limitations, the Norwegian tax withheld in accordance with the Convention between the United States of America and the Kingdom of Norway for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Property (the “Treaty”) and paid over to Norway will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15 percent tax rate. To the extent a refund of the tax withheld is available to you under Norwegian law, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability.
          Dividends will be income from sources outside the United States, but dividends paid in taxable years beginning before January 1, 2007 generally will be “passive” or “financial services” income, and dividends paid in taxable years beginning after December 31, 2006 will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.
          United States Alien Holders. If you are a United States alien holder, dividends paid to you in respect of shares or ADSs will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a United States holder. If you are a corporate United States alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
     Capital Gains
          United States Holders. If you are a United States holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a non-corporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15 percent where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
          United States Alien Holders. If you are a United States alien holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your shares or ADSs unless:
•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.
          If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
     Backup Withholding and Information Reporting
          If you are a non-corporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:
•	dividend payments or other taxable distributions made to you within the United States, and

•	the payment of proceeds to you from the sale of shares or ADSs effected at a United States office of a broker.

          Additionally, backup withholding may apply to such payments if you are a non-corporate United States holder that:
•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.
          If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:
•	dividend payments made to you outside the United States by Statoil or another non-United States payor, and

•	other dividend payments and the payment of the proceeds from the sale of shares or ADSs effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax and
•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:
•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or
•	you otherwise establish an exemption.
          Payment of the proceeds from the sale of shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares or ADSs that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
          In addition, a sale of shares or ADSs effected at a foreign office of a broker will be subject to information reporting if the broker is:
•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50 percent or more of whose gross income is “effectively connected” with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons”, as defined in United States Treasury regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
          You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.
Norwegian Taxation of Debt Securities
          The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. Prospective purchasers of securities should consult their own professional advisors as to their respective tax positions.
          Payments made by Statoil ASA under the debt securities to persons who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest on the debt securities, are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein. In the event that any withholding is subsequently imposed with respect to any such payment as described in “Description of the Debt Securities — Additional Amounts” above, Statoil ASA will (subject to certain exceptions and limitations) pay such additional amounts under the debt securities as will result (after deduction of said withholding tax) in the payment of the amounts which would otherwise have been payable in respect of such debt securities had there been no such withholding tax. In addition, no income, capital gains, transfer or similar tax is currently imposed by Norway or any political subdivision thereof or therein on a sale, redemption or other disposition of debt securities, except for payments attributable to a non-resident’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein.
Norwegian Taxation of Ordinary Shares and ADSs
     Taxation of Dividends
          Corporate shareholders resident in Norway for tax purposes are exempt from tax on dividends decided by the shareholders meeting of Norwegian companies.
          For individual shareholders, a classical system with partial double taxation was implemented as of January 1, 2006. Dividend income exceeding a “shield interest deduction”, which is an amount equal to the risk-free interest after tax on the base cost of the shareholding, will be taxable at a flat rate, currently 28 percent. The average interest on Treasury bills of three months’ maturity will be applied.
          Non-resident shareholders are as a general rule subject to a withholding tax at a rate of 25 percent on dividends distributed by Norwegian companies. This withholding tax does not apply to corporate shareholders resident for tax purposes in European Economic Area (EEA) countries. The withholding rate of 25 percent is often reduced in tax treaties between Norway and the country in which the shareholder is resident. Generally, the treaty rate does not exceed 15 percent and in cases where a corporate shareholder holds a qualifying percentage of the shares of the distributing company, the withholding tax rate on dividends may be further reduced. The withholding tax rate in the tax treaty between the United States and Norway is currently 15 percent in all cases. However, the treaty is in the process of being renegotiated. The withholding tax does not apply to shareholders that carry on business activities in Norway and whose shares are effectively connected with such activities. In that case, the rules described in the paragraph above regarding corporate shareholders resident in Norway apply. We are obligated by law to deduct any applicable withholding tax when paying dividends to non-resident shareholders except individual and corporate shareholders within the EEA.
          The 15 percent withholding rate under the tax treaty between Norway and the United States will apply to dividends paid on shares held directly by holders properly demonstrating to the company that they are entitled to the benefits of the tax treaty.
          Dividends paid to the depositary for redistribution to shareholders holding ADSs will at the outset be subject to a withholding tax of 25 percent. The beneficial owners will in this case have to apply to the Central Office for Foreign Tax Affairs (COFTA) for refund of the excess amount of tax withheld. As yet, there is no standardized application form to obtain a refund of Norwegian withholding tax. An application must contain the following:
1.	a specification of the distributing company(ies) involved, the exact amount of shares, the date the dividend payments were made, the total dividend payment, the withholding tax drawn in Norway and what amount is being reclaimed. The withholding tax must be calculated in Norwegian currency and all sums specified accordingly (in NOK);

2.	documentation that shows that the refund claimant received the dividends and which withholding tax rate was used in Norway;

3.	a certificate of residence issued by the tax authorities stating that the refund claimant is resident for tax purposes in that state in the income year in question or at the time the dividends were decided. This documentation must be in original form;

4.	the information necessary to decide whether the refund claimant is an entity comprised by the tax exemption model;

5.	the information necessary to decide whether the refund claimant is the beneficial owner of the dividend payment(s); and

6.	if the securities are registered with a foreign custodian/bank/clearing central the claimant must submit information on which foreign custodian/bank/clearing central the securities are registered with in Norway.
          The application must be signed by the applicant. If the application is signed by proxy, a copy of the letter of authorization must be enclosed.
          However, pursuant to agreements with The Financial Supervisory Authority of Norway and the Norwegian Directorate of Taxes, The Bank of New York, acting as depositary, is entitled to receive dividends from us for redistribution to a beneficial owner of shares or ADSs at the applicable treaty withholding rate, provided the beneficial holder has furnished The Bank of New York with appropriate certification to establish such holder’s eligibility for the benefits under an applicable tax treaty with Norway.
          Wealth Tax. The shares are included when computing the wealth tax imposed on individuals who for tax purposes are considered resident in Norway. Norwegian joint stock companies and certain similar entities are not subject to wealth tax. Currently, the marginal wealth tax rate is 1.1 percent of the value assessed. The value for assessment purposes for shares listed on the Oslo Stock Exchange is 85 percent of the listed value of such shares as of January 1 in the year of assessment.

          Non-resident shareholders are not subject to wealth tax in Norway for shares in Norwegian joint stock companies unless the shareholder is an individual and the shareholding is effectively connected with his business activities in Norway.
          Inheritance Tax and Gift Tax. When shares or ADSs are transferred, either through inheritance or as a gift, such transfer may give rise to inheritance tax in Norway if the deceased, at the time of death, or the donor, at the time of the gift, is a resident or citizen of Norway. If a Norwegian citizen at the time of death, however, is not a resident of Norway, Norwegian inheritance tax will not be levied if an inheritance tax or a similar tax is levied by the country of residence. Irrespective of citizenship, Norwegian inheritance tax may be levied if the shares or ADSs are effectively connected with the conduct of a trade or business through a permanent establishment in Norway.
     Taxation upon Disposition of Shares
          Corporate shareholders resident in Norway for tax purposes are exempt from tax on gains realized upon the disposition of shares. Costs directly related to the acquisition and sale of such shares are not deductible for tax purposes. Corporate shareholders will not be allowed a deduction for losses upon sale, swap and redemption of shares.
          Individual shareholders resident in Norway for tax purposes realize a taxable gain or loss upon a sale, redemption or other disposition of shares. Such capital gain or loss is included in or deducted upon computation of general income in the year of disposal. General income is taxed at a flat rate of 28 percent. The gain is subject to tax and the loss is deductible irrespective of the length of the ownership and the number of shares disposed of.
          The taxable gain or loss is computed as the sales price adjusted for transactional expenses less the taxable basis. A shareholder’s tax basis is normally equal to the acquisition cost of the shares. Any unused “shield interest deduction” from earlier years attributable to the individual shares realized may be deducted. Individual shareholders are subject to taxation on capital gains at the time the general tax liability to Norway ceases.
          Shareholders not resident in Norway are generally not subject to tax in Norway on capital gains, and losses are not deductible upon sale, redemption or other disposition of shares or ADSs in Norwegian companies, unless the shareholder has been resident for tax purposes in Norway and the disposal takes place within five years after the end of the calendar year in which the shareholder ceased to be a resident of Norway for tax purposes or, alternatively, the shareholder is carrying on business activities in Norway and such shares or ADSs are or have been effectively connected with such activities.
          Transfer Tax. There is no transfer tax imposed in Norway in connection with the sale or purchase of shares.
European Union Savings Directive
          On June 3, 2003, the Council of the European Union adopted a directive regarding the taxation of, and information exchange among, member states of the European Union (“Member States”) with respect to interest income (within the meaning of the directive). Pursuant to the directive, each Member State requires information reporting by paying agents established within its territory about interest payments to beneficial owners who are individuals resident in another Member State. Generally, this information is then furnished to the competent taxing authority of the Member State of the beneficial owner’s residence. For a transitional period, however, until a number of conditions are met, Austria, Belgium and Luxembourg may instead impose a withholding tax on interest payments (except if the beneficial owner allows the paying agent to provide certain information to the competent authorities). The rate of withholding is 15 percent for the first three years of implementation of the directive (starting July 1, 2005), 20 percent from July 1, 2008 and 35 percent from July 1, 2011.

If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

PLAN OF DISTRIBUTION
          We may sell the securities offered by this prospectus:
•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to one or more purchasers.
Underwriters
          If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
          Statoil may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Statoil or borrowed from Statoil or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Statoil in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Statoil may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Statoil may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Statoil defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.
          One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.
          If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.
          Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

          Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.
Dealers
          If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
          We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Institutional Investors
          If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:
•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.
          The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities can not at the time of delivery be prohibited under the laws of any jurisdiction that governs:
•	the validity of the arrangements; or

•	the performance by us or the institutional investor.
Indemnification
          Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
          Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Statoil to indemnification by

Statoil against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Statoil in the ordinary course of business.
Market Making
          In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
VALIDITY OF SECURITIES
          The validity of the debt securities will be passed upon for us by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law, and for any underwriters named in the applicable prospectus supplement by U.S. counsel to any such underwriters, as to certain matters of New York law. The validity of the debt securities and the ordinary shares will be passed upon for us by our General Counsel as to certain matters of Norwegian law, and for any underwriters by Norwegian counsel to any such underwriters. Sullivan & Cromwell LLP may rely upon the opinion of the General Counsel of Statoil ASA, with respect to all matters of Norwegian law.
EXPERTS
          Our consolidated financial statements as of December 31, 2006 and December 31, 2005 and each of the three years in the period ended December 31, 2006 and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, which are incorporated in this prospectus by reference to Statoil’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 have been audited by Ernst & Young AS, an independent registered public accounting firm, as set forth in their reports thereon which is incorporated by reference in this prospectus. The consolidated financial statements and management’s assessment have been incorporated by reference in this prospectus in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.
          The carve-out combined financial statements of the oil and gas business of Norsk Hydro ASA (Hydro Petroleum) as of December 31, 2006 and December 31, 2005 and each of the three years in the period ended December 31, 2006, which are incorporated in this prospectus by reference to the Pro Forma Financials 6-K, have been audited by Deloitte AS, an independent registered accounting firm, as set forth in their report thereon (which report expresses an unqualified opinion, includes an explanatory paragraph relating to the restatement of the 2006 financial statements, and includes an explanation paragraph referring to carve-out allocations from Norsk Hydro ASA, and to the change in the method of accounting for the recognition of over/under funded status of retirement plans in 2006, contingent asset retirement obligations in 2005, and variable interest entities in 2004 to conform to newly adopted accounting principles) which is incorporated by reference in this prospectus. The carve-out combined financial statements have been incorporated by reference in this prospectus in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.
          DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of proved reserves as of December 31, 2006 for our properties. DeGolyer and MacNaughton has delivered to us its summary letter report describing its procedures and conclusions, a copy of which appears as Appendix A to our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006, which is incorporated herein by reference.
EXPENSES
     The following is a statement of the expenses (all of which are estimated) to be incurred by us or Statoil ASA in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$30,700
Printing and engraving expenses	$25,000
Legal fees and expenses	$175,000
Accounting fees and expenses	$104,000
Indenture Trustee’s fees and expenses	$13,500
Rating Agencies’ fees	$700,000
Miscellaneous	$25,000

Total	$1,073,200

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
          Neither Norwegian law nor our articles of association contain any provision concerning indemnification by us of our board of directors.
          We maintain insurance for the indemnification of our directors and officers against certain liabilities which they may incur in their capacities as such, including insurance against liabilities under the Securities Act.
          The directors, the Chief Executive Officer and the members of our corporate assembly can each be held liable for any damage they negligently or wilfully cause to us. Norwegian law permits our general meeting to exempt any such person from liability, but the exemption is not binding if substantially correct and complete information was not provided at the general meeting when the decision was taken. If a resolution to grant such exemption from liability or to not pursue claims against such a person has been passed by a general meeting with a smaller majority than that required to amend our articles of association, shareholders representing more than 10 percent of the share capital or (if there are more than 100 shareholders) more than 10 percent of the number of shareholders may pursue the claim on our behalf and in our name. The cost of any such action is not our responsibility, but can be recovered by any proceeds we receive as a result of the action. If the decision to grant exemption from liability or to not pursue claims is made by such a majority as is necessary to amend the articles of association, the minority shareholders cannot pursue the claim in our name.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Debt Securities.

1.2	Form of Underwriting Agreement for Ordinary Shares.*

4.1	Form of Indenture between Statoil ASA and Trustee.

4.2	Form of Debt Securities (included in Exhibit 4.1).

4.3	Articles of Association of Statoil ASA, as amended (English translation) (incorporated by reference to Exhibit 1 to Statoil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006 (File No. 1-15200)).

4.4	Form of Deposit Agreement, as amended, among Statoil ASA, The Bank of New York as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 of Statoil’s Registration Statement on Form F-6 filed May 10, 2007 (File No. 333-13508)).

5.1	Opinion of the General Counsel of Statoil ASA, as to the validity of the Debt Securities and the Ordinary Shares of Statoil ASA, as to certain matters of Norwegian law.

5.2	Opinion of Sullivan & Cromwell LLP, as to the validity of the Debt Securities of Statoil ASA, as to certain matters of New York law.

8.1	Opinion of the General Counsel of Statoil ASA, as to certain matters of Norwegian taxation (included in Exhibit 5.1 above).

8.2	Opinion of Sullivan & Cromwell LLP, as to certain matters of U.S. taxation.

10.1	Integration Agreement between Norsk Hydro ASA and Statoil ASA, dated as of December 18, 2006.

10.2	Addendum to the Integration Agreement between Norsk Hydro ASA and Statoil ASA, dated as of January 30, 2007.

12.1	Computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 7 to Statoil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006 (File No. 1-15200)).

12.2	Computation of pro forma ratio of earnings to fixed charges for Statoil ASA and the oil and gas business of Norsk Hydro ASA (incorporated by reference to Statoil’s Form 6-K containing the computation of pro forma ratio of earnings to fixed charges for Statoil ASA and the oil and gas business of Norsk Hydro ASA, dated May 29, 2007).

23.1	Consent of Ernst & Young AS, independent auditors.

23.2	Consent of Deloitte AS, independent auditors.

23.3	Consent of Eivind Reiten.

23.4	Consents of the General Counsel of Statoil ASA (included in Exhibits 5.1 and 8.1 above).

23.5	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.2 above).

23.6	Consent of DeGolyer and MacNaughton, as independent petroleum engineering consultants.

24.1	Powers of attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

*	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.
Item 10. Undertakings
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
          (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Statoil’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Statoil ASA certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Norway, on May 29, 2007.

STATOIL ASA

By:		/s/ Eldar Sætre
	Name:	Eldar Sætre
	Title:	Chief Financial Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each of Helge Lund, Eldar Sætre and Stig H. Christiansen (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 29, 2007.

Signature	Title

/s/ Jannik Lindbæk Jannik Lindbæk	(Chairman)

/s/ Helge Lund
Helge Lund	(Chief Executive)

/s/ Eldar Sætre
Eldar Sætre	(Chief Financial Officer)

/s/ Kaci Kullman Five
Kaci Kullman Five	(Non-Executive Director)

Signature	Title

/s/ Marit Arnstad Marit Arnstad	(Non-Executive Director)

/s/ Finn A Hvistendahl
Finn A Hvistendahl	(Non-Executive Director)

/s/ Grace Reksten Skaugen Grace Reksten Skaugen	(Non-Executive Director)

/s/ Ingrid Wiik
Ingrid Wiik	(Non-Executive Director)

/s/ Knut Åm Knut Åm	(Non-Executive Director)

/s/ Lill-Heidi Bakkerud Lill-Heidi Bakkerud	(Non-Executive Director)

/s/ Claus Clausen Claus Clausen	(Non-Executive Director)

/s/ Morten Svaan Morten Svaan	(Non-Executive Director)

Authorized Representative
          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative Statoil ASA in the United States, has signed this registration statement in the City of Newark, State of Delaware, on May 29, 2007.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Debt Securities.

1.2	Form of Underwriting Agreement for Ordinary Shares.*

4.1	Form of Indenture between Statoil ASA and Trustee.

4.2	Form of Debt Securities (included in Exhibit 4.1).

4.3	Articles of Association of Statoil ASA, as amended (English translation) (incorporated by reference to Exhibit 1 to Statoil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006 (File No. 1-15200)).

4.4	Form of Deposit Agreement, as amended, among Statoil ASA, The Bank of New York as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 of Statoil’s Registration Statement on Form F-6 filed May 10, 2007 (File No. 333-13508)).

5.1	Opinion of the General Counsel of Statoil ASA, as to the validity of the Debt Securities and the Ordinary Shares of Statoil ASA, as to certain matters of Norwegian law.

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the Debt Securities of Statoil ASA, as to certain matters of New York law.

8.1	Opinion of the General Counsel of Statoil ASA, as to certain matters of Norwegian taxation (included in Exhibit 5.1 above).

8.2	Opinion of Sullivan & Cromwell LLP as to certain matters of U.S. taxation.

10.1	Integration Agreement between Norsk Hydro ASA and Statoil ASA, dated as of December 18, 2006.

10.2	Addendum to the Integration Agreement between Norsk Hydro ASA and Statoil ASA, dated as of January 30, 2007.

12.1	Computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 7 to Statoil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2006 (File No. 1-15200)).

12.2	Computation of pro forma ratio of earnings to fixed charges including the oil and gas business of Norsk Hydro ASA (incorporated by reference to Statoil’s Form 6-K containing the computation of pro forma ratio of earnings to fixed charges including the oil and gas business of Norsk Hydro ASA, dated May 29, 2007).

23.1	Consent of Ernst & Young AS, independent auditors.

23.2	Consent of Deloitte AS, independent auditors.

23.3	Consent of Eivind Reiten.

23.4	Consents of the General Counsel of Statoil ASA (included in Exhibits 5.1 and 8.1 above).

23.5	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.2 above).

23.6	Consent of DeGolyer and MacNaughton, as independent petroleum engineering consultants.

24.1	Powers of attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

*	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.